Exhibit 99-1

                                 PROMISSORY NOTE

$15,000.00                                                         June 30, 2004

     After date, without grace, for value received, TEN STIX, INC., a Colorado corporation (the "Maker") hereby promises to pay to the order of ROBERT C. BREHM, a resident of San Diego County, California (the "Payee") the original principal amount of FIFTEEN THOUSAND AND NO/100 DOLLARS ($15,000.00), with interest on the unpaid principal of this Note at the rate of 12 percent per annum, except as otherwise may be provided herein. All payments of principal and interest hereunder are payable in lawful money of the United States of America at 6451 El Camino Real, Carlsbad, California 92009, or such other place as the Payee may designate in writing to the Maker.

     It is expressly agreed that the proceeds of this Note will be used to make the payment of $15,000 due by the Maker on July 1, 2004 to Rapid Funding, LLC ("Rapid Funding") pursuant to that certain Stipulation (the "Stipulation") in a lawsuit styled "Rapid Funding, LLC, a Colorado limited liability company vs. Ten Stix, Inc., a Colorado corporation, Tony A. Crawford and Thomas E. Sawyer," bearing Cause No. 04 CV 0461 and pending in the District Court of Jefferson County, Colorado, Division 11.

     The principal of this Note shall be due and payable on August 10, 2004. All payments hereunder shall be first applied to expenses and other charges, and then to any accrued interest, and the balance, if any to principal. Provided, however, notwithstanding anything herein contained to the contrary, at the option of the Payee, the unpaid principal and interest due on this Note shall be paid by the receipt by the Payee of all shares of the common stock, par value $0.001 per share, of the Maker (the "Shares") owned by Rapid Funding at the time of the payment in full of all amounts due by the Maker to Rapid Funding in connection with the Stipulation. As of the date of this Note, Rapid Funding is the owner of 37,764,600 of the Shares. In the event that the Payee elects to receive the Shares as payment in full of this Note, the Maker shall transfer to the Payee or his assigns in certificate amounts to be designated by the Payee, all 37,764,600 of the Shares or more if Rapid Funding owns more than 37,764,600 of the Shares on the date of payment. After the receipt of the Shares by the Payee, the Maker shall periodically issue enough additional Shares to the Payee to ensure that the Payee owns at least 51 percent of the outstanding Shares until the Maker's next shareholder's meeting is held. Such outstanding Shares shall include any outstanding securities currently exercisable for or convertible into (i) common stock of the Maker, or (ii) securities convertible into or exercisable for common stock of the Maker, each to include, without limitation, any options, warrants, convertible preferred stock, convertible debt or any other similar rights, interests or securities.

     Until this Note is paid in full, the Maker shall not issue any shares of its capital stock or any other securities, without the prior written consent of the Payee.

     Any interest on this Note shall be computed for the actual number of days elapsed and on the basis of a year consisting of 360 days, unless the maximum legal interest rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding such maximum rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which it accrued. It is the intention of the Maker and the Payee to conform strictly to applicable usury laws. It is therefore agreed that (i) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum contract rate of interest the Payee may charge the Maker under applicable law and in regard to which the Maker may not successfully assert the claim or defense of usury, and (ii) if any excess interest is provided for, it shall be deemed a mistake and the same shall be refunded to the Maker or credited on the unpaid principal balance hereof and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum legal contract rate and amount of interest.

     If, for any reason whatever, the interest paid on this Note shall exceed the maximum non-usurious amount permitted by law, the Payee shall refund to the

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Maker such portion of said interest as may be necessary to cause the interest paid on this Note to equal the maximum non-usurious amount permitted by law, and no more. All sums paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby shall to the extent permitted by applicable law be amortized, prorated, allocated and spread throughout the full term of this Note until payment in full.

     Except as provided herein, the Maker and each surety, endorser, and guarantor waives all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, notices of protest, grace, and diligence in the collection of this Note, and in filing suit hereon, and agrees that its liability for the payment hereof shall not be affected or impaired by any release or change in the security or by any extension or extensions of time of payment.

     Any check, draft, money order or other instrument given in payment of all or any portion of this Note may be accepted by the Payee or any other holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Payee or any other holder hereof, except to the extent that actual cash proceeds of such instrument are unconditionally received by the Payee or any other holder hereof and applied to the indebtedness as herein provided.

     In the event default is made in the payment of any part of the principal or interest of this Note as the same becomes due and payable, and such default shall continue for a period of 10 days following written notice thereof given by the Payee or any holder hereof, the legal holder hereof has the option, without notice or demand, to declare the whole sum of the principal of this Note remaining at the time unpaid, together with the accrued interest, charges, and, to the extent permitted under applicable law, costs and reasonable attorney's fees incurred by the Payee in collecting or enforcing the payment thereof, immediately due and payable without further notice, and failure to exercise said option shall not constitute a waiver on the part of the Payee of the right to exercise the same at any other time.

     If this Note is not paid at maturity, however maturity may be brought about, all principal and interest due on the date of such maturity shall bear interest from the date of such maturity at the maximum contract rate of interest which the Payee may charge the Maker under applicable law.

     This Note shall be governed by and construed in accordance with the laws of the State of California and applicable federal law.


                                               TEN STIX, INC.



                                               By  /s/ Thomas E. Sawyer
                                               ---------------------------
                                               Thomas E. Sawyer, President




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